UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2014, the board of directors of The Babcock &Wilcox Company (“B&W”, “us”, “we” or “our”) approved plans to pursue a spin-off of its power generation business, which is expected to continue operating under the “Babcock & Wilcox” name (the “New B&W”), from its government and nuclear operations business to create two independent, publicly traded companies. Upon completion of the proposed separation, B&W is expected to be renamed BWX Technologies, Inc. (“BWXT”).

Once the proposed separation is completed: (a) John A. Fees, currently Chairman of B&W’s Board of Directors, is expected to become Executive Chairman of BWXT; (b) E. James Ferland, B&W’s current President and Chief Executive Officer and director, is expected to resign from B&W and become Chief Executive Officer of the New B&W and Chairman of its board of directors; and (c) P. Sandy Baker, B&W’s current President of Babcock & Wilcox Government and Nuclear Operations, Inc., is expected to become Chief Executive Officer of BWXT.

Also upon completion of the proposed separation, Mr. Anthony S. Colatrella, B&W’s current Senior Vice President and Chief Financial Officer, is expected to leave B&W and David S. Black, B&W’s current Vice President and Chief Accounting Officer, is expected to become BWXT’s Senior Vice President and Chief Financial Officer. In addition, Jenny L. Apker, B&W’s current Vice President, Treasurer and Investor Relations, is expected to become the New B&W’s Senior Vice President and Chief Financial Officer.

In contemplation of the proposed separation, on November 5, 2014, we entered into: (1) retention agreements (“retention agreements”) with Mr. Ferland, Mr. Baker, Mr. Black and Ms. Apker and also with James D. Canafax, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary; (2) a severance agreement with Mr. Fees in connection with his expected appointment as Executive Chairman of BWXT; (3) a severance agreement with Mr. Colatrella (collectively with Mr. Fees’ severance agreement, the “severance agreements”); and (4) along with Babcock & Wilcox Power Generation Group, Inc. (“PGG”), an employment agreement with Mr. Ferland (the “Ferland employment agreement”). Except with respect to the severance protections (described below), the Ferland employment agreement and the payments and benefits to be provided under the retention agreement or severance agreement, as applicable, with each of the individuals identified in this filing (each, an “executive”), are subject to the completion of the proposed separation (or the earlier occurrence of the disposition of all or substantially all of the operations of BWXT or PGG, whether by sale or otherwise) (the proposed separation or such other event, a “restructuring transaction”).

The retention agreements, severance agreements and Ferland employment agreement are each summarized below. This summary is qualified by reference to the forms of such agreements, which are attached as exhibits to this report and incorporated by reference.

Retention Stock Awards. Under the retention agreements, if the applicable executive is employed with us on the date we set the record date for a restructuring transaction, the executive will receive a one-time grant of either restricted B&W common stock or restricted stock units (“RSUs”) (the “retention stock award”) under the B&W 2010 Long-Term

Incentive Plan, as amended and restated February 25, 2014 (the “LTIP”). The retention stock award will vest one-third on the 30th day following the effective date of the restructuring transaction and two-thirds on the first anniversary of the effective date of the restructuring transaction, so long as the executive remains continuously employed through the applicable vesting date. The retention stock award will vest in full upon the executive’s earlier termination of employment due to death or “disability” (as defined in the respective retention agreements).

The number of shares to be subject to the retention stock award, rounded down to the nearest whole share, to be granted, will be calculated as follows:

(1)	for Mr. Ferland, (a) one-and-a-half (1.5) times the sum of Mr. Ferland’s salary in effect on the date of his retention agreement plus his 2015 target bonus under the incentive compensation plan in which he participates (the “ICP”), divided by (b) the closing price of one share of B&W’s common stock, as applicable, on the third trading day following the fiscal 2014 third quarter release of our earnings (the “post-release share price”);

(2)	for Mr. Canafax, (a) two (2) times the sum of his annual base salary in effect as of the record date of the restructuring transaction plus his target bonus under the ICP for the year in which the restructuring transaction occurs, divided by (b) the post-release share price; and

(3)	for all of the other executives receiving a retention stock award, (a) the sum of the executive’s annual base salary in effect as of the record date of the restructuring transaction, plus the executive’s target bonus under the ICP in which the executive participates (except for Messrs. Baker and Black and Ms. Apker, these amounts will be based on their anticipated salary and target bonus amounts in respect of their expected promotions) for the year in which the restructuring transaction occurs, divided by (b) the post-release share price.

Ferland Cash Retention Award. Mr. Ferland’s retention agreement also provides for a one-time cash retention award equal to two (2) times the sum of Mr. Ferland’s salary in effect on the date of his retention agreement plus his 2014 target bonus under the ICP, 50% of which would be paid on each of the second and third anniversaries of the restructuring transaction if Mr. Ferland remains continuously employed with PGG at each such date. If Mr. Ferland’s employment is terminated by the company without “cause” or by him for “good reason” (each as defined more specifically in Mr. Ferland’s retention agreement or employment agreement, as applicable) or if PGG elects not to renew Mr. Ferland’s employment under the Ferland employment agreement (described below), Mr. Ferland will become immediately vested in 50% of his cash retention award (to the extent any portion of his award is unvested at such time.) Any unpaid portion of Mr. Ferland’s cash retention award will vest in full upon Mr. Ferland’s termination of employment due to death or disability and upon a “change in control” (as defined in Mr. Ferland’s change in control agreement between Mr. Ferland and us, dated November 8, 2013) that occurs after a restructuring transaction.

Severance Protections. Each of the retention agreements and the severance agreements provide for severance payments and benefits in the event that the executive’s employment with us or one of our subsidiaries or a successor company (including the separated BWXT or PGG) is terminated prior to: (a) the effective date of the restructuring transaction, in the case of Mr. Ferland; (b) the second anniversary of the effective date of the restructuring transaction, in the case of Messrs. Fees and Canafax; and (c) for all other executives, the first anniversary of the effective date of the restructuring transaction, either by the employer company for any reason other than “cause” or “disability” or by the executive for “good reason” (each as defined in the applicable retention or severance agreement). The severance payments and benefits would include the following for each executive, subject to his or her execution of a release of claims against us, a successor company, and certain affiliated persons and parties:

(1)	payment, in cash, of any bonus under the ICP in which the executive participates with respect to the immediately preceding year (as determined under the applicable retention or severance agreement), if such bonus has not been paid as of the date of termination;

(2)	payment, in cash of a pro-rated bonus under the ICP in which the executive participates with respect to the fiscal year of termination (as determined under the terms of the applicable retention or severance agreement);

(3)	payment, in cash, of a lump-sum equal to the product of (a) two-and-ninety-nine hundredths (2.99) times for Mr. Fees, two-and-one half (2.5) for Mr. Ferland, and two (2) for Mr. Canafax and all other executives, multiplied by (b) the sum of the executive’s annual base salary and target bonus under the applicable bonus plan, each as in effect immediately before such termination employment, or, if higher, as in effect immediately before the first event constituting “good reason” (as defined in the applicable retention or severance agreement);

(4)	payment, in cash, of a lump-sum equal to three (3) times the full annual cost of coverage for medical, dental and vision benefits provided to the executive and his or her covered dependents;

(5)	Other than under Mr. Fees’ severance agreement, (a) full vesting in all outstanding long-term equity incentive awards granted on or prior to December 31, 2014 (and excluding for the avoidance of doubt any retention stock award) and settlement (assuming achievement of any performance goals at target rates) of all restricted stock and RSUs within 60 days after the date of termination, except as more specifically provided in the retention and severance agreements; and (b) all vested options granted on or prior to December 31, 2014 will remain exercisable for the balance of their original term; and

(6)	full vesting in the executive’s account balance in the B&W Supplemental Executive Retirement Plan and Defined Contribution Restoration Plan (or any successor plans).

Change in Control Severance Protections. Under the retention agreements and severance agreements, if a “change in control” (as defined under the retention agreements, severance agreements and Mr. Ferland’s change in control Agreement, as applicable) occurs at a time when the retention or severance agreement, as applicable, is in effect, and the executive is a party to a change in control agreement with B&W (or any successor entity) (a “change in control agreement”), then:

(a)	the executive will only be entitled to the change in control severance protections contained in his or her respective change in control agreement (in the case of Mr. Ferland, except as modified under his retention agreement as described below), and not also his or her retention agreement or severance agreement, as applicable; and

(b)	for the avoidance of doubt, any executive who experiences a termination under circumstances entitling him to severance protections under a change in control agreement will also vest in full in his or her retention stock award.

Mr. Ferland’s retention agreement modifies his change in control agreement as follows: (1) after November 5, 2014 but before the effective date of a restructuring transaction, the cash severance multiple that is applied to a base salary and target bonus formula under the change in control agreement is reduced from two-and-ninety-nine hundredths (2.99) times to two-and-one-half (2.5) times; (2) upon the effective date of a restructuring transaction, this cash severance multiple is further reduced from two-and-one-half (2.5) times to one (1.0) times; but if the effective date of a restructuring transaction does not occur by January 1, 2016, Mr. Ferland’s change in control agreement will continue in effect without regard to these modifications.

Mr. Fees’ severance agreement requires us to enter into our standard form of change in control agreement with Mr. Fees prior to the effective date of a restructuring transaction, except the form will provide that the cash severance multiple to be applied to a base salary and target bonus formula under the change in control agreement will be two-and-ninety nine hundredths (2.99) times.

Restrictive Covenants. Under the retention agreements and severance agreements, the executives are subject to the following restrictive covenants:

(1)	a perpetual confidentiality covenant; and

(2)	during employment and for one year (two years in the case of Mr. Ferland) following the termination of the executive’s employment for any reason, a covenant not to solicit B&W employees or customers;

(3)	for Mr. Ferland, during employment and for two years after the termination of his employment for any reason, a covenant not to compete with us or PGG and, as a condition to receiving any severance payments, a nondisparagement covenant; and

(4)	for the other executives, as a condition to receiving any severance payments, each such individual must agree to a one-year, post-employment nondisparagement covenant and noncompetition covenant.

John Fees Arrangement. On October 31, 2014, our board of directors also approved the following compensation to be paid to Mr. Fees, subject to consummation of the restructuring transaction, upon his expected appointment as Executive Chairman of BWXT:

(1)	an annual base salary of $500,000;

(2)	a target bonus award opportunity equal to 60% of his annual base salary in accordance with the applicable BWXT executive incentive program; and

(3)	a fully vested restricted stock or RSU award to be granted under the LTIP upon the effective date of the restructuring transaction, with a grant date value equal to $1 million.

Ferland Employment Agreement. The Ferland employment agreement is for a one-year term commencing on the effective date of the restructuring transaction and automatically renews for successive one-year terms unless either party provides prior written notice of nonrenewal 90 days before the end of the then-current term. Under the Ferland employment agreement:

(1)	Mr. Ferland will serve as the chief executive officer of PGG and, if elected, as a member and Chairman of PGG’s board of directors.

(2)	Mr. Ferland will be entitled to the same annual base salary and annual bonus award opportunity in effect immediately prior to the restructuring transaction for the first year following the effective date of the restructuring transaction. Thereafter, his compensation will be reviewed by PGG’s board of directors (or a committee thereof) as part of its normal compensation review practices.

(3)	Mr. Ferland will be eligible to receive equity awards as determined by PGG’s board of directors.

(4)	Mr. Ferland will be covered by severance protections that are the same as those provided under his retention agreement, except that: (a) his cash severance multiple of base salary plus target bonus will be one (1.0) times instead of two-and-one-half (2.5) times; and (b) Mr. Ferland will also be entitled to: (i) the severance payments and benefits if either party to the employment agreement elects not to renew the term of the agreement; (ii) accelerated vesting of any then outstanding portion of the retention stock award; and (iii) vesting of equity compensation granted on or after January 1, 2015, on a pro rata basis as further described in the Ferland employment agreement. For the avoidance of doubt, Mr. Ferland will not receive severance payments and benefits under both his retention agreement and his employment agreement.

(5)	Mr. Ferland is also subject to confidentiality, non-solicitation and non-competition covenants with respect to PGG, similar to those set forth in his retention agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Restructuring Transaction Severance Agreement between The Babcock & Wilcox Company and John A. Fees.

10.2	Restructuring Transaction Retention Agreement between The Babcock & Wilcox Company and E. James Ferland.

10.3	Employment Agreement among The Babcock & Wilcox Company, Babcock & Wilcox Power Generation Group, Inc. and E. James Ferland.

10.4	Form of Restructuring Transaction Retention Agreement between the Babcock & Wilcox Company and certain of our executive officers.

10.5	Form of Restructuring Transaction Severance Agreement between the Babcock & Wilcox Company and certain of our executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

By:	/s/ James D. Canafax
James D. Canafax, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

November 6, 2014